EXHIBIT 99.1

ALBERT WONG & CO.

CERTIFIED PUBILC ACCOUNTANTS

Room 701, 7th Floor, Nan Dao Commercial Building

359-361 Queen’s Road Central

Hong Kong

Tel : 2851 7954

Fax: 2545 4086

ALBERT WONG

B.Soc., Sc., ACA., LL.B., CPA(Practising)

To:  The board of directors and stockholders of

T.O Entertainment, Inc.

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of T.O Entertainment, Inc. and its subsidiaries as of March 31, 2011 and 2010 and the related consolidated statements of operations and comprehensive loss, changes in stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of T.O Entertainment, Inc. as of March 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered losses from operations and has a capital deficiency that may raise doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hong Kong

Albert Wong & Co.

October 17, 2011

Certified Public Accountants

T.O Entertainment, Inc.

Consolidated Balance Sheets

March 31, 2011 and 2010

	Note No.	2011	2010
Assets
Current assets:
Cash and cash equivalents	3	$636,743	$767,247
Accounts receivable, less allowance for doubtful accounts and provision for sales returns		2,225,972	1,701,029
Other receivables		198,808	7,895
Prepaid expenses and other current assets		101,443	67,901
Inventories	4	303,660	213,640
Cash advance to employees		-	7,014
Consumption tax pre-payment		-	46,494
Total Current Assets		3,466,626	2,811,220
Non-current assets:
Film costs	5	4,720,790	622,591
Investment in animation film	14	1,361,537	777,445
Property, plant and equipment	7	96,855	115,829
Other assets	6	271,432	228,509
Total non-current assets		6,450,614	1,744,374
Total assets		$9,917,240	$4,555,594

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable		$2,992,953	$1,121,451
Other payables and accrued expenses		131,177	751,709
Bank loans – Current portion	9	965,013	552,671
Deferred revenue	8	6,323,030	1,509,620
Income tax payable		-	64,746
Total Current Liabilities		10,412,173	4,000,197
Non-current liabilities:
Convertible bonds	10	381,737	309,952
Option liability	10	27,977	36,641
Bank loans – non-current portion	9	2,796,464	1,836,247
Total non-current Liabilities		3,206,178	2,182,840
Total liabilities		13,618,351	6,183,037

Commitments and contingencies

Stockholders’ deficit:
Common stock, with no par value; 100,000 shares authorized; 4,130 and 3,865 shares issued and outstanding at March 31, 2011 and 2010, respectively		1,786,412	1,563,937
Additional paid in capital		1,056,278	1,056,278
Accumulated deficit		(6,217,939)	(4,209,093)
Accumulated other comprehensive loss		(325,862)	(38,565)
Total stockholders’ deficit		(3,701,111)	(1,627,443)
Total liabilities and stockholders’ deficit		$9,917,240	$4,555,594

See notes to consolidated financial statements

T. O Entertainment Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended March 31, 2011 and 2010

	Note No.	2011	2010
Revenues		$16,026,448	$13,830,823
Cost of revenue		15,341,851	13,441,809
Gross profit		684,597	389,013

Selling, general and administrative expenses		2,830,022	2,574,197

Loss from operations		(2,145,425)	(2,185,184)

Other income (expenses)
Income from unconsolidated entities		240,176	-
Interest income		294	688
Interest expenses		(118,420)	(97,938)
Gain on derivative		12,574	30,024
Other income		1,955	2,058
		136,579	(65,168)

Loss from operations before income taxes		(2,008,846)	(2,250,352)

Income tax provision		-	(64,586)

Net loss		(2,008,846)	(2,314,938)

Other comprehensive loss:
Foreign currency translation loss		(287,297)	(54,895)

Comprehensive loss		$(2,296,143)	$(2,369,833)

Per share information – basic and fully diluted:
Weighted average shares outstanding		3,927	3,386
Net loss per share, basic	15	$(511.55)	$(683.68)

See notes to consolidated financial statements

T. O Entertainment, Inc.

Consolidated Statements of Changes in Stockholders’ Deficit

For the Years Ended March 31, 2011 and 2010

	Common Stock (no par value)		Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	No. of Shares	Paid up Capital
Balance at March 31, 2009	3,265	$ 1,161,917	$ 744,917	$(1,894,155)	$ 16,330	$ 29,009

Stock issuance	600	402,020	-	-	-	402,020
Foreign currency translation loss	-	-	-	-	(54,895)	(54,895)
Net loss	-	-	-	(2,314,938)	-	(2,314,938)
Stock option issuance	-	-	311,361	-	-	311,361
Balance at March 31, 2010	3,865	1,563,937	1,056,278	(4,209,093)	(38,565)	(1,627,443)

Stock issuance	265	222,475	-	-	-	222,475
Foreign currency translation loss	-	-	-	-	(287,297)	(287,297)
Net loss	-	-	-	(2,008,846)	-	(2,008,846)
Balance at March 31, 2011	4,130	$1,786,412	$1,056,278	$(6,217,939)	$(325,862)	$(3,701,111)

See notes to consolidated financial statements

T.O Entertainment, Inc.

Consolidated Statements of Cash Flows

For The Years Ended March 31, 2011 And 2010

	2011	2010
Cash flows from operating activities:
Net loss	$(2,008,846)	$(2,314,938)
Adjustments to reconcile loss to net cash used in operations
Depreciation and amortization	52,703	59,195
Written off the film costs	-	1,695,567
(Gain) loss on investments and other assets, net	(12,574)	(30,024)
Convertible notes interest	33,930	31,297
Stock option amortization	-	268,703
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(314,139)	4,471
Inventories and film costs	(3,946,937)	1,139,800
Deposits and Prepaid	(46,105)	106,985
Cash advance	7,585	-
Other receivables	(133,423)	44,911
Increase (decrease) in:
Accounts payable	1,696,294	(631,072)
Other payables and accrued liabilities	(572,131)	551,038
Customer deposits	4,473,902	(1,841,965)
Income tax payable	(70,020)	29,264
Net cash (used in) operating activities	(839,761)	(886,768)

Cash flows from investing activities:
Purchases of plant and equipment	(21,165)	(152,278)
Investment in a subsidiary, net of cash acquired	-
Investments and acquisitions, net of cash acquired	(475,798)	(471,789)
Net cash (used in) investing activities	(496,963)	(624,067)

Cash flows from financing activities:
Proceeds from long-term bank loans	3,499,879	199,742
Repayments of long-term bank loans	(2,781,592)	-
Proceeds from short-term bank loans	361,373	551,302
Proceeds from notes payable	-	-
Repayments of notes payable	-	-
Proceeds from issuance of common stock	222,475	402,020
Net cash provided by financing activities	1,302,135	1,153,064

Effect of exchange rate changes on cash	(95,915)	11,849

Net (decrease) in cash and cash equivalents	(34,589)	(357,771)
Cash and cash equivalents at beginning of year	767,247	1,113,169
Cash and cash equivalents at end of year	$636,743	$767,247

Supplementary cash flow information
Income taxes paid	$64,746	$-
Interest paid	$118,420	$97,938

See notes to consolidated financial statements

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

T.O Entertainment, Inc. (“TOE” or the “Company”) is an entertainment company incorporated in Tokyo, Japan on April 1, 2003, whose businesses include filmed entertainment and book publishing and production which consists principally of production and distribution of animated and live feature films, including distribution of such films on DVD’s and Blue Ray Discs, and.  Book publishing consisting principally of the sale of books to which TOE has the rights to print and distribute. TOE operations are currently in Japan, Singapore and the United Kingdom.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are expressed in United States dollars ($).  Financial statements prepared in accordance with GAAP contemplate the realization of assets and the satisfaction of liabilities in the normal course of business.

As of March 31, 2011 and 2010, the Company has an accumulate deficits of $6,217,939 and $4,209,093, and its current liabilities exceed its current assets by $6,945,547 and $1,188,977 respectively.  Included in non-current assets at December 31, 2010 is $4,720,790 of film costs which will be expensed against future revenues and will not be require the use of cash.  Included in current liabilities at December 31, 2010 is $6,323,030 of deferred revenue, which accounted for 60% of the current liabilities, and represents projects in production. The deferred revenue does not represent a cash liability.  Excluding the deferred revenue, the working capital deficit at December 31, 2010 would have been $622,517.  In view of the matters described above, recoverability of a major portion of the recorded asset amounts and realization of the portion of current liabilities into revenue shown in the accompanying balance sheets are dependent upon continued operations of the Company, which in turn are dependent upon the Company's ability to raise additional financing and to succeed in its future operations.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding which would enhance capital employed and strategic partners which would increase revenue bases or reduce production costs. Management believes that the above actions will allow the Company to continue its operations throughout the next fiscal year.

According to the latest management financial statements for the six months ended September 30, 2011, the Company is able to continue its operations with net profits and positive capital equity.

Principles of Consolidation

The consolidated financial statements include all of the assets, liabilities, revenues, expenses and cash flows of entities in which the Company has a controlling interest (“subsidiaries”). Intercompany accounts and transactions between consolidated companies have been eliminated in consolidation.

The consolidated financial statements include the accounts of T.O Entertainment, Inc., and the following subsidiaries:

(i)

T.O Entertainment UK Limited, a wholly-owned subsidiary of the Company incorporated in England and Wales as a private company on August 30, 2007; and

(ii)

T.O Entertainment Singapore PTE LTD a wholly-owned subsidiary of the Company incorporated in the Republic of Singapore as a private company on April 18, 2009.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and footnotes thereto. Actual results could differ from those estimates.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

Significant estimates and judgments inherent in the preparation of these consolidated financial statements include, among other things, accounting for asset impairments, allowances for doubtful accounts, depreciation and amortization, the determination of ultimate revenues as it relates to amortization of capitalized film costs from participations and residuals, books and DVD sales returns, equity-based compensation, income taxes, and contingencies.

Cash and Equivalents

Cash and cash equivalents consist of cash on hand and bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains bank accounts in Japan, the United Kingdom and the Republic of Singapore.

Accounts Receivable

Accounts receivable are recognized and carried at net realizable value.  An allowance for doubtful accounts will be recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging, ongoing business relation and other factors.  Accounts are written off after exhaustive efforts at collection.  If accounts receivable are to be provided for, or written off, they would be recognized in the consolidated statement of operations within operating expenses.  At March 31, 2011 and 2010, the Company has no allowance for doubtful accounts, as per management's judgment based on their best knowledge.  As of March 31, 2011 and 2010, the longest credit term for certain customers are 60 days.

Provision for Sales Returns and Doubtful Accounts

Management’s estimate of product sales that will be returned, pricing rebates to grant and the amount of receivables that will ultimately be collected is an area of judgment affecting reported revenues and net income. In estimating product sales that will be returned, management analyzes vendor sales of product, historical return trends, current economic conditions, and changes in customer demand. Based on this information, management reserves a percentage of any product sales that provide the customer with the right of return. The provision for such sales returns is reflected as a reduction in the revenues from the related sale. The Company’s products subject to return primarily include books and DVDs sales primarily related to film production.

The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivables and reviews accounts receivable by amounts due by customers which are past due to identify specific customers with known disputes or collectability issues. In determining the amount of the reserve, the Company makes judgments about the creditworthiness of customers based on past collection experience and ongoing credit risk evaluations.

Inventories

Inventories are valued at cost, not in excess of market, cost being determined on the “First-in-first-out” basis. The market value of inventory is determined as the net realizable value — i.e., estimated selling prices in the ordinary course of business less predictable costs of completion and disposal.  At March 31, 2011 and 2010 there was no allowance for obsolescence.

Prepayments

Prepayments represent cash paid in advance to service provider, office premises owner and subcontractor fee.

Property, plant and equipment and depreciation

Property plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is provided over their estimated useful lives, using the straight-line method and reducing balance method.  Estimated useful lives are as follows:

Expected useful life
Leasehold improvements	10-15 years (*)
Office equipment	3-5 years

*Leasehold improvements are amortized based on shorter of expected useful life and leasehold terms of the premises. In this case, the leasehold term of premises was 4 years, which is shorter than its expected useful life. Thus, leasehold improvement was amortized by 4 years under straight-line based.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

Long Lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant and Equipment” ("ASC 360"), long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated Future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined using forecasted cash flows discounted using an estimated average cost of capital.

All of the judgments and assumptions made in preparing the cash flow projections are consistent with our other financial statement calculations and disclosures. The assumptions used in the cash flow projections are consistent with other forward-looking information prepared by the company, such as those used for internal budgets, discussions with third parties, and/or reporting to management or the board of directors. However, projecting the cash flows for the impairment analysis involves significant estimates with regard to the performance of each restaurant, and it is reasonably possible that the estimates of cash flows may change in the near term.

There has been no impairment as of March 31, 2011 and 2010.

Fair Value

ASC Topic 820 “Fair Value Measurement and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•

Level 1—defined as observable inputs such as quoted prices in active markets;

•

Level 2—defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•

Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments consist of cash and cash equivalents, trade receivables, other receivables, payables, and long term debt. The carrying values of cash and cash equivalents, trade receivables, other receivables, and payables approximate their fair value due to their short maturities. The carrying value of long term debt approximates the fair value of debt of similar terms and remaining maturities available to the company.

Warrants and conversion features embedded in the Convertible Notes, which are accounted as liabilities, are treated as derivative instruments, which will be measured at each reporting date for their fair value using Level 2 inputs.

The Company’s non-financial assets are measured on a recurring basis. These non-financial assets are measured for impairment annually on the Company’s measurement date at the reporting unit level using Level 3 inputs. For most assets, ASC 820 requires that the impact of changes resulting from its application be applied prospectively in the year in which the statement is initially applied.

The Company’s non-financial assets measured on a non-recurring basis include the Company’s property, plant and equipment and finite-use intangible assets which are measured for recoverability when indicators for impairment are present.  ASC 820 requires companies to disclose assets and liabilities measured on a non-recurring basis in the period in which the remeasurement at fair value is performed.

The Company valued the convertible bonds using Level 3 criterion. As of March 31, 2011, the valuations resulted in a gain on derivatives of $12,574.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

Fair Value of Financial Instruments with Conversion Features

In accordance with ASC Topic 815 “Derivatives and Hedging”, the conversion feature of convertible bonds are separated from the debt instrument and accounted for separately as a derivative instrument. On the date the Company’s convertible bonds are issued, the conversion feature was recorded as a liability at its fair value, and future decreases in fair value recognized in earnings while increases in fair values recognized in expenses as interest expense.

The Company used the Black-Scholes-Merton (“Black-Scholes”) model to obtain the fair value of the conversion feature. The Company’s expected volatility assumption is based on the historical volatility of stock prices of entertainment industry average in Japan.  The expected life assumption is primarily based on the expiration date of the conversion features. The risk-free interest rate for the expected term of the conversion features is based on the U.S. Treasury yield curve in effect at the time of measurement.

Investments in Animations Films

Investments in animation films includes the Company’s investments in co-production animation films which are generally less than 50% ownership and are produced by the other investors of the ventures. Equity method of accounting is adopted for the investments in animations films. For the year ended March 31, 2011 $240,176 was recognized as income from unconsolidated entities and none was recognized for the year ended March 31, 2010.

Film Costs and Revenues

Feature films typically are produced for initial exhibition in theaters, followed by distribution in the home video, electronic sell-through, video-on-demand, pay cable, basic cable and broadcast network sectors. Generally, distribution to the home video, video-on-demand, pay cable, basic cable and broadcast network sectors each commence within a range of approximately one to five years of initial theatrical release. Theatrical revenues are recognized as the films are exhibited. Revenues from home video sales are recognized at the later of the delivery date or the date that video units are made widely available for sale or rental by retailers based on gross sales less a provision for estimated returns.  A warranty period for six months are usually provided by the Company on the film produced or arranged by the Company.  Based on management’s past experience, no report of defects or claim for compensation

Upfront or guaranteed payments for the licensing of intellectual property are recognized as revenue when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by the Company, (iii) licensing fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured. In the event any significant continued performance is required in these arrangements, revenue is recognized when the related services are performed.

Film costs include the unamortized cost of completed films, films in production and film rights in preparation of development. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. The amount of capitalized film costs recognized as cost of revenues for a given film as it is exhibited in various sectors, throughout its life cycle, is determined using the film forecast computation method. Under this method, the amortization of capitalized costs and the accrual of participations and residuals are based on the proportion of the film’s revenues recognized for such period to the film’s estimated remaining ultimate revenues. The process of estimating a film’s ultimate revenues (i.e., the total revenue to be received throughout a film’s life cycle) is discussed further under “Film Cost Recognition and Impairments.”

Film Cost Recognition and Impairments

Film costs include direct production costs, production overhead and acquisition costs for films are stated at the lower of unamortized cost or estimated fair value and classified as noncurrent assets. Accounting for film costs, as well as related revenues requires the exercise of judgment relates to the process of estimating a film’s ultimate revenues and is important for two reasons. First, while a film is being produced and the related costs are being capitalized, as well as at the time the film is released, it is necessary for management to estimate the ultimate revenues, less additional costs to be incurred (including exploitation and participation costs), in order to determine whether the value of a film has been impaired and, thus, requires an immediate write-off of unrecoverable film costs. Second, it is necessary for management to determine, using the film forecast computation method, the amount of capitalized film costs and the amount of participations and residuals to be recognized as costs of revenues for a given film in a particular period. To the extent that the film’s ultimate revenues are adjusted, the resulting gross margin reported on the exploitation of that film in a period is also adjusted.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

Prior to the theatrical release of a film, management bases its estimates of ultimate revenues for each film on factors such as the historical performance of similar films, the rating and genre of the film, pre-release market research (including test market screenings) and the expected number of theaters in which the film will be released. Management updates such estimates based on information available during the film’s production and, upon release, the actual results of each film. Changes in estimates of ultimate revenues from period to period affect the amount of film costs amortized in a given period and, therefore, could have an impact on the Company’s financial results for that period. For example, prior to a film’s release, the Company often will test market the film to the film’s targeted demographic. If the film is not received favorably, the Company may (i) reduce the film’s estimated ultimate revenues, (ii) revise the film, which could cause the production costs to increase or (iii) perform a combination of both. Similarly, a film that generates lower-than-expected theatrical revenues in its initial weeks of release would have its theatrical and home video ultimate revenues adjusted downward.

Collaborative Arrangements

The Company has entered into collaborative arrangements in the film business, with one or more active participants to jointly finance produce and/or distribute motion picture or television product under which both the Company and the other active participants share in the risks and rewards of ownership. These arrangements are referred to as co-production and distribution arrangements.

The Company typically records an asset for only the portion of the film it owns and finances. The Company and the other participants typically distribute the product in different media or markets. Revenues earned and expenses incurred for the media or markets in which the Company distributes the product are typically recorded on a gross basis. The Company typically does not record revenues earned and expenses incurred when the other participants distribute the product. The Company and the other participants typically share in the profits from the distribution of the product in all media or markets. For films product, if the Company is a net receiver of (1) the Company’s share of the profits from the media or markets distributed by the other participants less (2) the other participants’ share of the profits from the media or markets distributed by the Company then the net amount is recorded as net sales. If the Company is a net payer then the net amount is recorded in cost of sales.

For the years ended March 31, 2011 and 2010, $2,478,149 and $269,466, respectively, were deducted from the revenue for the amount owed to other participants and $664,657 and $21,561 respectively, were recorded as revenue for amounts due from the other participants in those collaborative arrangements as at March 31, 2011 and 2010.

Gross versus Net Revenue Recognition

In the normal course of business, the Company acts as or uses an intermediary or agent in executing transactions with third parties. In connection with these arrangements, the Company must determine whether to report revenue based on the gross amount billed to the ultimate customer or on the net amount received from the customer after commissions and other payments to third parties. To the extent revenues are recorded on a gross basis, any commissions or other payments to third parties are recorded as expense so that the net amount (gross revenues less expense) is reflected in Operating Income. Accordingly, the impact on Operating Income is the same whether the Company records revenue on a gross or net basis.

The determination of whether revenue should be reported gross or net is based on an assessment of whether the Company is acting as the principal or an agent in the transaction. If the Company is acting as a principal in a transaction, the Company reports revenue on a gross basis. If the Company is acting as an agent in a transaction, the Company reports revenue on a net basis. The determination of whether the Company is acting as a principal or an agent in a transaction involves judgment and is based on an evaluation of the terms of an arrangement. The Company serves as the principal in transactions in which it has substantial risks and rewards of ownership.

Software use rights license

Software use rights licenses with finite useful lives are generally amortized on a straight-line basis, generally, over five years.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“$”) and the accompanying consolidated financial statements have been expressed in United States dollars. The Company’s functional currency is the Japanese Yen ( “¥”).  In addition, its operating subsidiaries in the United Kingdom and Singapore maintain their books and record in their respective local currencies, the British Pound ( “£”) and the Singapore dollar ( “SG$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

In accordance with ASC Topic 830 “Translation of Financial Statements”, capital accounts of the consolidated financial statements are translated into United States dollars from JPY at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the respective year.  The resulting exchange differences are recorded in the consolidated statement of operations.

	2011	2010
Year-end ¥ : $1 exchange rate	82.86	92.67
Average yearly ¥ : $1 exchange rate	85.70	92.90
Year-end £ : $1 exchange rate	0.62	0.66
Average yearly £ : $1 exchange rate	0.64	0.63
Year-end SG$ : $1 exchange rate	1.26	1.40
Average yearly SG$ : $1 exchange rate	1.33	1.33

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation changes.

Share-based compensation

Share-based compensation includes stock options granted to employees and directors for services, and are accounted for under ASC Topic 718 "Compensation - Stock Compensation" (“ASC 718”), and warrants and common stock awards granted to consultants which are accounted for under ASC  Topic 505 "Equity-Based Payment to Non-employees" (“ASC 505”).

All grants of stock options/warrants to employees, directors and consultants are recognized in the financial statements based on their grant date fair values. The Company recognizes compensation expense for all stock options/warrants granted with service conditions that have a graded vesting schedule, with a corresponding charge to paid-in capital.

The fair value of stock options is estimated using the Black-Sholes model. Since there is no readily available trading price for The Company’s stock, the Company’s expected volatility assumption is based on the historical volatility of stock prices of the entertainment industry average in Japan.  The expected life assumption is primarily based on the expiration date of the option. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Stock option expense recognized is based on awards expected to vest, and forfeiture rate is estimated to be zero as it is customary in Japan for employees to be employed by the same company until their retirement. ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

There was no stock option based expense for the year ended March 31, 2011, and stock option based expenses derived from fully vest options was $268,703 for the year ended March 31, 2010.

Segment Reporting

The Company currently engages in two segments: Filmed Entertainment: consisting principally of anime and featured film production and distribution; and Publishing: consisting principally of books publishing.

The Company’s major operations are located in the Japan. Singapore and the United Kingdom office have minor operations.

Advertising Expenses

Advertising costs are expensed as incurred under ASC Topic 720, “Advertising Costs”. Advertising expenses incurred for the years ended March 31, 2011 and 2010 were nominal.

Income Taxes

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

The provision for income taxes is determined in accordance with the provisions of ASC Topic 740, “Accounting for Income Taxes” (“ASC 740”).  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.  As of March 31, 2011 and 2010, the Company did not have any significant unrecognized uncertain tax positions.

Recent Pronouncements

We have reviewed all recently issued, but no yet effective, accounting pronouncements and do not believe the future adoptions of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

NOTE 3 – CASH AND CASH EQUIVALENT

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  At March 31, 2011 and 2010 cash and cash equivalents consisted of bank deposits.

NOTE 4 - INVENTORIES

Inventories are at March 31, 2011 and 2010 are summarized as follows:

	2011	2010
Inventories	$303,660	$213,640

The inventories represent the ending balance of finished goods of books and DVDs as at March 31, 2011 and 2010.

Note 5 – FILM COSTS

Film costs at March 31, 2011 and 2010 are summarized as follows:

	2011	2010
Film costs — Theatrical film and animation
Released, less amortization (*)	$1,233,808	$3,597
Completed and not released	324,813	-
In production and development	3,162,169	618,994
Film costs (**)	$4,720,790	$622,591

*The cost of completed films amounting $1,233,808 and $3,597 are expected to be amortized in the next operating cycle (i.e. 12 months from the date of March 31, 2011 and 2010).

** All unamortized film cost as of March 31, 2011 and 2010 are expected to be amortized within three year from March 31, 2011 and 2010.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

NOTE 6 – OTHER ASSETS

Other assets at March 31, 2011 and 2010 consist of the following items:

	2011	2010
Prepayment	$58,604	$33,322
Deposits	199,442	177,461
Software use license	13,386	17,726
	$271,432	$228,509

Prepayment –represents the prepayment to Tokyo Credit Guarantee Association which provided guarantee to the Company for bank loans.  See Note 9.

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

Property and equipment at March 31, 2011 and 2010 is summarized as follows:

	2011	2010
Leasehold improvement	$97,408	$87,096
Office equipment	133,409	106,889
	230,817	193,985
Accumulated depreciation	(133,962)	(78,156)
	$96,855	$115,829

The depreciation of leasehold improvement and office equipment charged for the year ended March 31, 2011 and 2010 was $46,477 and $52,917

NOTE 8 – DEFERRED REVENUE

The deferred revenue represents the amount of money received from other participants of the films and animation in production stage. This deferred revenue will be realized when the Company fulfills its performance obligation stated in the production contracts entered into with other participant. As of 31 March 2011 and 2010, the Company recorded $ 6,323,030 and $ 1,509,620 respectively as deferred revenue.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

NOTE 9 –BANK LOANS

Bank loans are summarized as follows:

			March 31,
			2011	2010
	Interest rate	Due date
Financial institution in Japan [1]	0.400%	12/15/2010	$-	$7,770
Financial institution in Japan [1]	1.600%	6/15/2011	3,247	13,650
Financial institution in Japan [1]	2.825%	9/15/2013	-	53,977
Financial institution in Japan [1]	2.400%	10/31/2012	19,273	27,980
Financial institution in Japan [1]	2.375%	7/15/2013	168,959	215,820
Financial institution in Japan [1]	3.100%	3/25/2014	173,787	207,187
Financial institution in Japan [1]	1.975%	7/15/2014	402,365	467,638
Financial institution in Japan [1]	2.750%	10/10/2015	337,919	-
Financial institution in Japan [1]	2.150%	6/30/2015	341,963	-
Financial institution in Japan [1]	2.850%	3/30/2012	181,028	-
Financial institution in Japan [1]	2.200%	2/29/2016	241,371	-
Financial institution in Japan [2]	2.375%	12/15/2013	331,994	404,716
Financial institution in Japan [2]	2.200%	3/27/2016	-	462,372
Financial institution in Japan [2]	1.975%	7/31/2016	202,511	214,870
Financial institution in Japan [2]	1.600%	1/20/2015	-	312,938
Financial institution in Japan [2]	1.200%	7/31/2015	174,342	-
Financial institution in Japan [2]	1.975%	7/31/2015	156,891	-
Financial institution in Japan [2]	2.300%	3/31/2021	965,484	-
Financial institution in Japan [2]	2.300%	3/31/2021	60,343	-
Notes payable to banks			3,761,477	2,388,918
Less current portion			(965,013)	(552,671)
Notes payable to banks, net of current portion			$2,796,464	$1,836,247

1. Bank loans guaranteed by the Company’s Chief Executive Officer

2. Bank loans guaranteed by the Company’s Chief Executive Officer and Tokyo Credit Guarantee Association, an independent commercialized credit guarantee company.

The scheduled maturities of the Company’s bank loans are as follows:

March 31,
2012	$965,013
2013	7,253
2014	423,763
2015	281,728
2016	995,860
Thereafter	1,087,860
Total	$3,761,477

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

NOTE 10 - CONVERTIBLE BONDS

Since inception, the Company issued two unsecured convertible bonds aggregating $506,879 (amount in original currency: ¥42,000,000) each with undetectable conversion feature in the form of a warrant due September 30, 2012 to stockholders of the company. The first and second issuance of convertible bonds bears interest at 0.3% on top of the prime lending rate for long-term credit at the first day of each interest payment period and at 3% per annum respectively.

The convertible bonds (which include principal and accrued interest thereon) are convertible to common stock at a price (the “Conversion Price”) of $724.11 (amount in original currency: ¥60,000 per unit) at any time during the period between November 1, 2007 and September 29, 2012.  The mechanism for the conversion is through a warrant.  When the holder elects to convert the bond, he receives the warrant and uses the debt as payment for the common stock.

Based on current guidance, the Company concluded that the convertible bonds were required to be accounted for as a derivative. This guidance requires the Company to bifurcate and separately account for the conversion features of the convertible notes issued as embedded derivatives.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

The Company used a Black Scholes that values the compound embedded derivatives with the following variable inputs:

	March 31, 2011	March 31, 2010
Stock price on grant date	$724 (*)	$647 (*)
Dividend yield:	0.00%	0.00%
Volatility	45%	54%
Risk free rate:	0.79%	1.64%
Expected life	1.5 years	2.5 years

(*): Amount in original currency: ¥60,000, which was based on prior sales of our stock.

Below is detail of the derivative liability balances as of March 31, 2011 and March 31, 2010.

	March 31, 2010	Additions	(Gain)/(loss from valuation	Foreign translation (gain) /loss	March 31, 2011

Convertible Bonds	$36,641	-	$(12,574)	$3,910	$27,977

NOTE 11 - SHARE BASED COMPENSATION

On August 29, 2005, Board of Directors passed a resolution which was approved by the Company’s stockholders to permit the grant of incentive stock options to its officers, employees, consultants and non-employee directors.  In November, 2005, 87 stock options were granted pursuant to the resolution. Option awards could be exercised two years after the day of allocation of the share option to eight years after that. The exercise price for this option is ¥50,000 per share ($603.43 per share at March 31, 2011). On October 25, 2006, the Company exercised a stock split of ratio 1:3 and accordingly, the number of option granted and the price was adjusted accordingly.

On October 22, 2007 the Board of Directors passed a resolution which was approved by the Company’s stockholders to grant incentive options to its officers, employees, consultants and non-employee directors. In October, 2007, 2,400 stock options were granted pursuant to the resolution. Option awards could be exercised two years after the day of allocation of the share option to eight years after that. The exercise price for this option is ¥60,000 per share ($724.41 per share at March 31, 2011).

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

During 2008, 75 of 2007 stock options were automatically cancelled upon the departure of two employees who were granted with such stock options according to the stock option agreement.

On January 20, 2010 the Board of Directors passed a resolution which was approved by the Company’s shareholders in a special shareholder meeting held at the same date to grant incentive options to a business partner. In January 26, 2010, 100 stock options were granted pursuant to the resolution. Option awards could be exercised the following day after the date of allocation of the share option to ten years after that. The exercise price for this option is ¥60,000 per share ($724.41 per share at March 31, 2011).

On July 6, 2010, 20 of 2007 stock options were automatically cancelled upon the departure of two employees who were granted with such stock options according to the stock option agreement.

The fair value of stock acquisition rights granted to employee on the date of grant and used to recognize compensation expense for the fiscal years ended March 31, 2011 and 2010 was $NIL and $231,672 respectively and was estimated using the Black-Scholes model with the following weighted-average assumptions:

Dividend yield:	0.00%
Volatility	38.4-43.14%
Risk free rate:	4.42-4.75%
Expected option life	8-10 years

The following table summarizes options outstanding issued to employees at March 31, 2011:

	Options	Weighted Average Exercise Price		Weighted Average remaining contractual life (in years)	Average Intrinsic Value
Outstanding as at April 1, 2009	2,481	$560	(#)	7.3	$114,231	(*)
Granted	-	-			-
Exercised	-	-			-
Cancelled	(20)	-			-
Outstanding as at March 31, 2010	2,461	$609	(#)	7.3	$124,410	(*)
Granted	-	-			-
Exercised	-	-			-
Cancelled	-	-			-
Outstanding as at March 31, 2011	2,461	$676	(#)	6.3	$169,824	(*)

(#): Weighted average exercise prices in original currency are ¥55,441, ¥55,404, ¥55,404 as at March 31, 2009, 2010 and 2011 respectively.

(*): Average intrinsic values in original currency are ¥11,310,000, ¥11,310,000 and ¥13,920,000 as at March 31, 2009, 2010 and 2011 respectively.

The stock option granted to non-employees is for the services rendered or sign-up bonus to strengthen the relationship with business partners or service providers. The fair values of the vesting non-employee options were determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	0.00%
Volatility	38 - 43%
Risk free rate:	4.42 – 4.75%
Expected option life	8 – 10 years

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

The following table summarizes options outstanding issued to non-employees at March 31, 2011:

	Options	Weighted Average Exercise Price		Weighted Average remaining contractual life (in years)	Average Intrinsic Value
Outstanding April 1, 2009	105	$606	(#)	7.7	$-
Granted	100	665	(#)	10	-
Exercised
Cancelled
Outstanding March 31, 2010	205	660	(#)	8.8	-
Granted
Exercised
Cancelled
Outstanding March 31, 2011	205	$732	(#)	7.8	$25,010

(#): Weighted average exercise price in original currency is ¥60,000 as at March 31, 2009, 2010 and 2011.

The fair value of non-employee options of $0 and $37,031was charged to operations during the year ended March 31, 2011 and 2010 respectively.

The following table summarizes all options outstanding issued to both employee and non-employees at March 31, 2011

			Options Outstanding			Options Exercisable
			Weighted			Weighted
			Average	Weighted		Average	Weighted
Range of		Number	Remaining	Average	Number	Remaining	Average
Exercise Price		Outstanding	Contractual Life	Exercise Price	Exercisable	Contractual Life	Exercise Price
201.14	(*)	261	3.7	201.14	261	3.7	201.14
724.11	(#)	2,305	6.7	724.41	2,305	6.7	724.11
724.11	(#)	100	9.0	724.41	100	9.0	724.11
Total		2,666			2,666

(*): Weighted average exercise price in original currency is ¥13,334 as at March 31, 2011.

(#): Weighted average exercise price in original currency is ¥60,000 as at March 31, 2011.

Although the fair value of stock options is determined in accordance with ASC 718 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

NOTE 12 – INCOME TAX

A reconciliation between the income tax computed at the Japan statutory rate and the Company’s provision for income tax is as follows:

	Year ended December 31,
	2011	2010
Japan Income Tax Rate.	30%	30%
Valuation allowance – Japan Rate	(30%)	(30%)
Singapore Income Tax Rate	17%	17%
Valuation allowance – Singapore Rate	(17%)	(17%)
United Kingdom Income Tax Rate	21%	21%
Valuation allowance – UK Rate	(21%)	(21%)
Provision for income tax	-	-

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

Domestic and foreign components of income (loss) before income taxes and the provision for current and deferred income taxes attributable to such income are summarized as follows:

	2011	2010
Income (loss) before income taxes:
TOE in Japan	$(1,904,710)	$(2,158,463)
Singapore subsidiary	(63,438)	(54,666)
UK subsidiary	(40,698)	(37,223)
	(2,008,846)	(2,250,352)
Income taxes — Current:
TOE in Japan	-	(64,586)
Singapore subsidiary	-	-
UK subsidiary	-	-
	-	(64,586)
Income (loss) after income taxes:	$(2,008,846)	$(2,314,938)

Summary of the Company’s net deferred tax liabilities and assets are as follows:

	2011	2010
Deferred tax assets:
Tax attribute carryforwards	$2,217,295	-
Amortization and depreciation	161,413	17,285
Valuation allowances	(2,378,708)	(17,285)
Total	$-	-

The Company has recorded valuation allowances for certain tax attribute carryforwards and other deferred tax assets due to uncertainty that exists regarding future realizability. If in the future the Company believes that it is more likely than not that these deferred tax benefits will be realized, the majority of the valuation allowances will be recognized in the consolidated statement of operations.

The Company did not have any interest and penalty provided or recognized in the income statements for year ended March 31, 2011 and 2010 or balance sheet as of March 31, 2011 and 2010. The Group did not have uncertainty tax positions or events leading to uncertainty tax position within the next 12 months. The Company’s 2008, 2009 and 2010 Japan Business Income Tax Return has been filed and subject to Japan National Tax Agency examination and the Singapore subsidiary 2008/2009 and 2009/2010 Income Tax Return filing are subject to Inland Revenue Authority of Singapore examination. The United Kingdom subsidiary 2009, 2010 Corporation Tax are subject to HM Revenue & Customs examination.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

The Company has entered into a tenancy agreement for office premises expiring through 2010. Total rental expenses for the year ended March 31, 2011 and 2010 amounted to $364,682 and $312,447 respectively.

As at March 31, 2011, the Company’s commitments for minimum lease payments under these leases are as follows:

2012	$309,659
2013	283,854
Total	$593,513

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

NOTE 14- INVESTMENT IN ANIMATED FILMS

The Company invests in co-production of animated films through co-production agreements in which it generally has less than a 50% ownership interest, and records its investment in the co-productions using the equity method of accounting as prescribed by ASC Topic 323 “Investments – Equity Method and Joint Ventures”.

Co-production animated films that we account for using the equity method have a committee set-up which is used to co-ordinate the relationship between all participating parties.  The co-production committee agreement allocates production duties and ownership percentages among the parties. The ownership ratio of the participants in the co-production committee is also adopted as the profit or loss sharing ratio of the participants.

Costs incurred by the participants upon performance of their duties under the co-production agreement are capitalized.  The maximum cost capitalized is limited to the estimated total cost of production developed by the committee in the planning stage.  Spending by any participant in excess of its portion of the total estimated cost of production specified in the co-production agreement, is recorded as an expense and is not capitalized.

There are no liabilities incurred by the co-production because each participant bears responsibility for its portion of the cost of production.

None of the investments have any liquidity because transfer of ownership is restricted by the co-production agreement.

The following summarizes information as to 100% of the assets of each co-production committee (“Investee”) at March 31, 2011.  As stated above, there are no liabilities at the Investee level.  Assets consist of unamortized production costs incurred.  The pro-rata share of the Company’s investment in each animated film may be different from that of the Investee, because the Investee does not reporton a US GAAP basis, while the Company does reporton a US GAAP.

Project	TOE Percentage of Ownership	Assets/ Equity
A	20%	$ 1,098,240
B	20%	970,179
C	21.31%	736,232
D	25%	491,492
E	20%	2,111,995
G	50%	256,709
TOTAL		$ 5,664,847

There was no income from unconsolidated entities recorded for the year ended March 31, 2011 as there was no revenue generated.

The following summarizes the results of operations for the Investees for the year ended March 31, 2011.  The operating expenses are borne by each individual investor.  The Investee does not have any operating expenses.

Project	Gross Revenue	Operating Expenses	Net Income (Distributed Dividend)
A	$ 2,262,582	$ -	$ 2,262,582
B	928,068	-	928,068
Total	$ 3,190,650	$ -	$ 3,190,650

Since the co-production accounting is not based on US GAAP, the Company makes adjustments to the amounts that are reported as it’s share of net income.  The adjustments are made in order to account for the amortization of film cost as required by ASC 926 “Entertainment – Film.”

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

Project	Company share of net income	Adjustment to Investment account	Net income from unconsolidated entities
A	$452,516	$212,340	240,176
B	185,614	185,614	-
	$638,130	397,954	240,176

There was no revenue or expense in projects C, D, E or F.

NOTE 15 – EARNING PER SHARE

The Company calculates earnings per share in accordance with ASC Topic 260 “Earnings Per Share”, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. Diluted earnings per share represents basic earnings per share adjusted to include the potentially dilutive effect of outstanding stock options, warrants and convertible note (using the if-converted method). The dilutive earnings per share was not calculated because the Company recorded net loss for the year ended March 31, 2011 and 2010, and the outstanding stock options, warrants and convertible note are anti-dilutive.

The calculation of the basic and diluted earnings per share attributable to the common stock holders is based on the following data:

	2011	2010
Earnings:
Profit /(Loss) for the purpose of basic earnings per share	$(2,008,846)	$(2,314,938)
Effect of dilutive potential common stock	-	-
Profit /(Loss) for the purpose of dilutive earnings per share	$(2,008,846)	$(2,314,938)

Number of shares:
Weighted average number of common stock for the purpose of basic earnings per share	3,927	3,386
Effect of potential common stock issuable from:
Potential common stock from stock option which is anti-dilutive and is therefore excluded from calculation (2,666 in 2011 and 2110)	-	-
Potential common stock from convertible bonds which is anti-dilutive and is therefore excluded from calculation (600 in 2011 and 2010)	-	-
Weighted average number of common stock for the purpose of dilutive earnings per share	3,927	3,386
Earnings per share:
Basic earnings per share	$(511.55)	$(683.68)
Dilutive earnings per share	$(511.55)	$(683.68)

NOTE 16 - RELATED PARTY TRANSACTIONS

Except the convertible bonds issued to stockholders of the company stated in Note 10 and the stock option granted to employee and shareholder in Note 11, there was no other related party transaction during the fiscal year 2011 and 2010.

NOTE 17 – SEGMENT REPORTING

More than 90% of Company’s total revenue is derived from the filmed entertainment segment generated from Japan. Accordingly no business or geographic segment reporting is required.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

NOTE 18 – COMMON STOCK

The Company has 100,000 shares of no par value common stock.

During April 1, 2004 to March 31, 2005, the Company issued 260 shares of common stock for $125,645

During April 1, 2005 to March 31, 2006, the Company issued 295 shares of common stock for $187,042.

At October 10, 2006, the Company split its stock in a ratio of 1:3.  As such the number of shares of common stock was increased from 555 to 1665.

After the share split, the Company issued 800 shares of common stock for $ 406,711.

During April 1, 2008 to March 31, 2009, the Company converted 48,000,000 value of convertible bond into 800 shares for value of US$442,519.

During April 1, 2009 to March 31, 2010, the Company issued 600 shares of common stock for $402,020.

During April 1, 2010 to March 31, 2011, the Company issued 265 shares of common stock for $ 222,475.

NOTE 19 - SUBSEQUENT EVENT

During June, 2011, T.O Entertainment Singapore PTE LTD, a subsidiary of the Company issued shares which represented a one third (33.33%) interest in that company to a Director of the Company.  The shares were issued for $30,864 in cash consideration.

On January 3, 2012, all of the Company’s shareholders entered into Investment Agreements with IBI Acquisitions Inc. (“IBI”) whereby the Company and its subsidiaries became subsidiaries of IBI and there was a change of control of IBI.  At the time of closing under the Investment Agreements, the Company’s shareholders invested a total of 4,596 of the Company’s common stock (representing 100% of the then outstanding stock) in IBI by transferring ownership of such shares to IBI, and IBI issued a total of 31,680,000 shares of common stock of its common stock to the Company’s shareholders in exchange for their Shares.

The Transaction will be accounted for as a “reverse merger,” since the stockholders of the Company will own a majority of the outstanding shares of IBI’s common stock immediately following the completion of the transaction.  The Company is deemed to be the accounting acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the transaction will be those of the Company and its subsidiaries, and will be recorded at the historical cost basis of the Company.  After completion of the transaction, IBI’s consolidated financial statements will include the assets and liabilities of IBI and the Company and its subsidiaries, the historical operations of the Company and its subsidiaries, and the operations of the IBI and its subsidiaries from the closing date of the transaction.

The Company has evaluated all other subsequent events through October 17, 2011 and determined that there were no other subsequent events or transactions that require recognition or disclosures in the financial statements.